Aether Announces First Quarter 2005 Results

Baltimore, MD — May 4, 2005 (Business Wire) — Aether Systems, Inc. (Nasdaq: AETH) today reported financial results for the quarter ended March 31, 2005. 1 Loss from continuing operations for Q1 2005 was ($0.01) per share, or approximately ($658,000), which was down from a loss of ($0.13) per share, or approximately ($5.4 million) in Q1 2004. In Q4 2004, loss from continuing operations was ($0.08) per share, or approximately ($3.7 million). The decline in the loss is primarily attributable to the continued reduction of the Company’s operating expenses as it completes the transition to its mortgage-backed securities (“MBS”) business.

“Although market conditions remained somewhat challenging during much of the quarter, we were able to take advantage of selected opportunities to build our MBS portfolio,” said David S. Oros, Aether’s Chairman and CEO. “With the increase in our MBS portfolio, and having reduced operating expenses by approximately 52% from Q4 2004, we are now well-positioned to achieve our goal of becoming profitable and expect our MBS operations to begin generating net cash before the end of Q2.”

Pursuant to forward purchase commitments entered into in February, the Company settled $60.6 million in additional MBS purchases during Q1 and also entered into a repurchase agreement to fund a portion of the MBS settled. At March 31, 2005, the MBS portfolio had a fair value of $434.4 million, consisting of $118.1 million of previously settled MBS and $316.3 million of forward purchase commitments to acquire MBS in April and May of 2005. At March 31, 2005 the Company had $19.4 million in borrowings under a single repurchase agreement having an interest rate of 2.8% and a maturity of 25 days.

On April 25, 2005, the Company settled $241.5 million of MBS purchases pursuant to its forward purchase commitments and entered into additional repurchase agreements totaling $236.3 million to fund the settlements. The Company said that it also intends to finance the May 2005 settlement of MBS under its remaining forward purchase contracts through additional borrowings in the form of repurchase agreements. The Company used a total of $100 million of its available cash in its MBS portfolio. The Company said that at March 31, 2005, all of its MBS were guaranteed by U.S. government chartered agencies. In addition, all MBS were hybrid adjustable-rate securities, which have an initial fixed interest rate of three or five years and

1	In accordance with generally accepted accounting principles (“GAAP”), the results of Aether’s Transportation and Mobile Government segments, which were sold in September 2004, have been reclassified as discontinued operations for all periods, so that period-to-period comparisons are presented on a comparable basis. Aether sold its Enterprise Mobility Systems segment in January 2004, and that segment’s results also have been reclassified as discontinued operations for all prior periods, in accordance with GAAP. Aether’s continuing operations reflect the results of its mortgage-backed securities business.

thereafter generally reset on an annual basis. The weighted average coupon of the Company’s MBS was 4.01% at March 31, 2005, up from 3.92% at December 31, 2004.

In Q1 2005, interest income from MBS was $808,000, representing a weighted average yield on average earning assets of 3.64%. In Q4 2004, weighted average yield was 3.76%. There were no sales of MBS during Q1 2005. The weighted average constant prepayment rate on the Company’s MBS portfolio was 16.5% during Q1 2005, as compared to 7.3% during Q4 2004.

The Company’s $434.4 million MBS portfolio is net of unrealized losses of approximately $2 million associated with marking the portfolio to fair market value as of March 31, 2005. The Company believes that this unrealized loss is temporary in nature and will not be recognized because it has the ability and the intent to hold these investments until maturity. In accordance with generally accepted accounting principles, the Company records any unrealized gain or loss on its MBS portfolio as a component of other comprehensive income or loss in stockholders’ equity.

Conference Call

Aether will host a conference call on Thursday, May 5, 2005 at 8:30 a.m., Eastern Time. Interested parties may access the call at www.aethersystems.com or by telephone at 1-888-855-5428. Please ask for confirmation code 2435404. Replay of this call will be available until May 25, 2005, by calling 888-203-1112, access code 2435404.

About Aether Systems, Inc.

Aether Systems owns and manages a leveraged portfolio of mortgage-backed securities.

Forward-Looking Statement Disclosure

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding the Company’s expectations about anticipated future cash balances and expense reductions. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may not be able to implement our MBS strategy successfully, or the results of such implementation may be inconsistent with our expectations; (2) our future financial results may be negatively affected by contingent or retained liabilities relating to businesses that we sold; (3) the MBS strategy we are implementing involves significant risks related to changes in interest rates and the complexities of managing the overall yield of a leveraged portfolio, and we have not yet fully implemented this strategy and cannot accurately predict the timing of additional investments in MBS or the implementation of targeted portfolio leverage; (4) leverage that we

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incur to expand the size of the MBS portfolio may limit our financial flexibility and could have a substantial negative effect on our financial results if we do not successfully manage the risks of borrowing; (5) we may not be able to realize value from our accumulated loss carryforwards, because of a failure to generate sufficient taxable earnings, regulatory limits or both, (6) in managing the MBS portfolio, we will depend heavily on third party investment managers and financial advisors and consultants, and there is no assurance that such third parties will continue to work with us, in which event our performance could be negatively affected; (7) our cash balance could be negatively affected by post-closing price adjustments relating to the sale of our Transportation segment, as the buyer of that business has disagreed with our calculation of certain of these post-closing adjustments and has requested a price reduction, which we are vigorously disputing; and (8) other factors discussed in our filings with the Securities and Exchange Commission. Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Aether Systems, Inc.
Steven Bass
(443) 394-5029

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AETHER SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31,
	2005	2004
in thousands except per share data

Interest income from MBS portfolio	$808	$-
Interest expense from MBS portfolio	(12)	-
Net interest income from MBS portfolio	796	-

Selling, general and administrative expenses	(1,783)	(3,286)
Depreciation	(49)	(628)
Stock compensation expense	(76)	(422)
Other income	188	30
Restructuring charge	7	(415)

Total operating expenses	(1,713)	(4,721)

Operating loss	(917)	(4,721)
Interest income from other than MBS portfolio	269	1,354
Interest expense from subordinated notes payable	—	(2,604)
Investment gain (loss), including impairments, net	(10)	557

Loss from continuing operations	(658)	(5,414)
Loss from discontinued operations	—	(3,836)
Gain on sale of discontinued operations	—	18,396

Net income (loss)	$(658)	$9,146

Loss per share — basic and diluted — from continuing operations	$(0.01)	$(0.13)
Loss per share — basic and diluted — from discontinued operations	—	(0.09)
Income per share — basic and diluted — gain on sale of discontinued operations	—	0.43

Net income (loss) per share — basic and diluted	$(0.01)	$0.21

Weighted average shares outstanding — basic and diluted	43,991	43,273

AETHER SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2005	2004
in thousands	(Unaudited)

Cash and cash equivalents	$24,669	$60,723
Mortgage-backed securities, at fair value	434,358	62,184
Interest receivable	1,510	356
Prepaid expenses and other assets	1,965	4,124
Restricted cash	8,832	8,832
Furniture, computers, and equipment, net	259	367

Total assets	$471,593	$136,586

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$3,694	$3,494
Forward purchase obligations	318,068	-
Repurchase agreements	19,443	-
Accrued employee compensation and benefits	100	186
Accrued restructuring	14	259
Accrued interest payable	12	-
Other long-term liabilities	2,057	2,057

Total liabilities	343,388	5,996

Stockholders’ equity	128,205	130,590
Commitments and contingencies

Total assets	$471,593	$136,586